Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 30, 2017, with respect to the consolidated financial statements and schedule included in the Annual Report of Cogentix Medical, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2016.  We consent to the incorporation by reference of said report in the Registration Statement of Cogentix Medical, Inc. on Form S-8 (File No. 333-203135).

/s/ Grant Thornton LLP

Minneapolis, Minnesota
March 30, 2017